UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2014

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, California 92879
(Address of principal executive offices and zip code)

(951) 739 - 6200
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 23, 2014, Monster Beverage Corporation (“Monster”) issued a press release announcing that Monster will provide a live audio webcast of the business discussion and question and answer portion of the annual stockholders’ meeting on Monday, June 2, 2014. The meeting will commence at 1:00 p.m. Pacific Time and the webcast will start at approximately 1:20 p.m. Pacific Time.  The business discussion will include a presentation. A copy of the slides that will be used in the meeting is furnished as Exhibit 99.2 hereto.

The live webcast will be available on the “Events & Presentations” page of Monster’s website at www.monsterbevcorp.com. For those who are not able to listen to the live broadcast, it will be archived for approximately one year on the website.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit 99.1 Press Release dated May 23, 2014

Exhibit 99.2 Presentation Slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: June 2, 2014	/s/ Hilton H. Schlosberg
Hilton H. Schlosberg
Vice Chairman of the Board of Directors,
President and Chief Financial Officer